EXHIBIT 3(j)

              Houston General Insurance Company
                  4055 International Plaza
                   Fort Worth, Texas 76109

                      DECLARATIONS PAGE

                  SERVICE PLAN CERTIFICATE
                CONTRACTUAL INSURANCE POLICY


Policy No.:    5CIM9477268-00

Prior No.:     NEW

Named Insured: Warrantech Consumer Products Services, Inc.

Mailing Address:    300 Atlantic Street
                    Stamford, Connecticut  06901

Policy Period:      From January 1, 1996 continuous until
canceled

Authorized
Representative:     Intercontinental Brokerage Incorporated
                    445 Livernois, Suite 333
                    Rochester Hills, Michigan 48307

Agent Code:         75-4490

Business
Description:        Consumer Products offered exclusively by
                    CompUSA as described in the schedule of
                    approved products on file with the
                    Company and the Named Insured, not to
                    include service contracts assumed from
                    Virginia Surety as outlined in the
                    Insurance Assumption Agreement dated
                    December 29, 1995 and Policy No.
                    05CIM9477265-00

Premium:            Per Premium Reporting Form reported to
the Company

Countersigned by: ___________________________
                  (Authorized Representative)
NOTE:  THIS IS NOT A VALID INSURANCE POLICY UNLESS AND UNTIL
    A DULY SIGNED NUMBERED DECLARATIONS PAGE IS ATTACHED.


                  SERVICE PLAN CERTIFICATE

                CONTRACTUAL INSURANCE POLICY

                      TABLE OF CONTENTS


                    I    Insuring Agreement

                    II   Definitions

                    III  Duties of the Company

                    IV   Duties of the Named Insured

                    V    Exclusions

                    VI   Premiums and Rates

                    VII  Limits and Liability

                    VIII Policy Term

                    IX   Cancellation

                    X    Policy Period and Territory

                    XI   General Provisions

The Insurance Company shown on the Declarations Page

(hereafter referred to as the Company), in consideration of

the payment of the premium and subject to all the provisions of the policy contained herein, agrees with the Named

Insured as Follows:

1.   INSURING AGREEMENT

     The Company agrees to pay to the Named Insured or on

behalf of the Named Insured, to reimburse repair facilities

which are authorized to perform repairs on behalf of the

Named Insured all sums which the Named Insured by reason of

contractual liability assumed under a written contract

designated in the Business Description on the Declarations

page, shall become legally obligated to pay as claims under

valid Service Plan Certificates issued by the Named Insured

while this Policy is in force and which are payable under

the terms of the Policy.



II. DEFINITIONS

     a.   NAMED INSURED;  The person(s) and/or

          organization(s) named as the Named Insured on the

          Declarations Page which is attached to this

          policy.

     b.   SERVICE PLAN CERTIFICATE:  Service Plan

          Certificate, or Service Plan Extension Certificate

          issued by the Named Insured (copies of which are

          on file with the Company);

          i.   While this policy is in force;

          ii.  On a form approved in writing by the Company;

               or its Authorized Administrator

          iii. For which the premium has been paid to the

               Company or its authorized representative; and

          iv.  As described in the Business Description

               shown on the Declaration Page.

     c.   SERVICE PLAN CERTIFICATE HOLDER:  Any person or

          other legal entity who acquires the rights to a

          valid Service Plan Certificate as defined in

          Section 11.b.

     d.   INSURED'S CONTRACTUAL OBLIGATIONS TO SERVICE PLAN

          CERTIFICATE HOLDER.

          i.   The duty or liability of the Named Insured to

               a Service Plan Certificate Holder to repair

               or replace covered parts; or

          ii.  To reimburse for the reasonable cost of

               repair or replacement of such covered parts.

     e.   SERVICE PLAN CERTIFICATE HOLDER CLAIM:  A claim

          made by a Service Plan Certificate Holder in

          accordance with the terms of the Service Plan

          Certificate.

     f.   INSURED'S CLAIM:  A claim by the Named Insured for

          payment under this policy based on the named

          Insured's Contractual Obligations as stated in the

          Service Plan Certificate.

     g.   LOSS:  Expenses necessarily incurred by the Named

          Insured or on behalf of the named Insured in the

          performance of Contractual Obligations as stated

          in the Service Plan Certificate.

     h.   POLICY PERIOD:  Begins at 12:01 A.M. Standard time

          at the address of the Named Insured shown on the

          Declaration Page.

III. DUTIES OF THE COMPANY

     The Company, subject to the terms and conditions of

this policy, agrees to reimburse the Named Insured all sums

for which the Named Insured is obligated to pay under the

Named Insured's Contractual Obligations to a Service Plan

Certificate Holder, as provided for under a valid Service

Plan Certificate.



IV.  DUTIES OF THE INSURED

     The named Insured agrees to the following:

     a.   ISSUE OF SERVICE PLAN CERTIFICATE:  The Named

          Insured will report monthly records evidencing

          issuance of a Service Plan Certificates to the

          Company in the care of its Authorized

          Representative.

     b.   PAYMENT OF PREMIUMS:  Within sixty (60) days from

          the last day of each month in which any Service

          Plan Certificate is issued, the Named insured

          shall pay the full premium due for such Service

          Plan Certificates.  The payment of premiums are

          due the Company and are to be sent to its

          Authorized Representative.

     c.   COMMENCEMENT OF COVERAGE:  Named Insured agrees

          that the Company shall have no obligation under

          this policy until:

          i.   Named Insured has issued a Service Plan

               Certificate; and

          ii.  The Company or its Authorized Representative

               has received the premium for same.

     d.   NOTICE OF CLAIM;  When a Service Plan Certificate

          Holder presents a Service Plan Certificate claim,

          the named Insured shall process the claim per the

          agreement stated in the Service Plan Certificate.

     e.   PROOF OF LOSS:  The Named Insured shall give

          written proof of claim to the Company or its

          Authorized Representative.  Such proof shall be

          made monthly evidencing the Service Plan number

          and total amount of claims paid by item.  The

          Named Insured agrees to submit to examination

          under oath by any person named by the Company as

          often as may be required to verify proof of loss.



V.   EXCLUSIONS

     This policy provides coverage only for the Named

Insured's Contractual Obligation under a valid Service Plan

Certificate, and does not apply to any:

     a.   Liability for damages caused by repair work or

          failure to perform repair work by the Named

          Insured, its agents or employees, or any other

          repair facility, its agents or employees;

     b.   Duties or liabilities which arise and/or may arise

          by virtue of the Named Insured's sale of the

          product which is the subject of a Service Plan

          Certificate, or any part of such product;

     c.   Liability for negligence;

     d.   Liability for defective products and/or

          workmanship;

     e.   Duty or liability to anyone other than the Service

          Plan Certificate Holder;

     f.   Duties, liabilities or claims arising from any

          acts of fraud, or other dishonest or criminal acts

          of the Named Insured, its agents or employees.

     g.   Loss of use of tangible property which has not

          been physically injured or destroyed resulting

          from:

          i.   A delay in or lack of performance by or on

               behalf of the Named Insured of any contract

               or agreement other than as assumed under a

               Service Plan Certificate, or

          ii.  The failure of the Named Insured's products

               or work performed by or on behalf of the

               Named Insured to meet the level of

               Performance, quality, fitness or durability

               warranted or represented by the Named

               Insured; other than as assumed under a

               Service Plan Certificate.

     h.   Damages claimed for the withdrawal, inspection,

          repair, replacement, or loss of use of the Named

          Insured's products or work completed by or for the

          Named Insured or of any property of which such

          products or work form a part, if such products,

          work or property are withdrawn from the market or

          from use because of any known or suspected defect

          of deficiency therein.

     i.   Liability for any service plan certificate issued

          on a product, not on the Company's schedule of

          approval products on file with the Company and

          Named Insured.

VI.  PREMIUMS AND RATES

     a.   Premium charges for each Service Plan Certificate

          will be made per the Company's rates and rules in

          effect at the time each Service Plan Certificate

          is issued.

     b.   The Company from time to time may effect changes

          in the Rate Schedule applicable to this Policy.

          Such changes will be made by endorsement

          to the Policy stating the date such changes are

          effective.



VII. LIMITS OF LIABILITY

     The limit of the Company's liability is the lesser of

     the following:

     a.   SINGLE CLAIM LIMIT OF LIABILITY:  The Company's

          limit of liability, with respect to any one claim,

          shall not exceed the actual cash value of the

          product prior to the event giving rise to the

          Service Plan Certificate Holder Claim.  "Actual

          Cash Value" means the amount which it would cost

          to repair or replace damaged property with a

          material of like kind and quality, less allowance

          for deterioration and depreciation.

     b.   AGGREGATE LIMIT OF LIABILITY PER SERVICE PLAN

          CERTIFICATE:  The Company's total limit of

          liability for any one Service Plan Certificate or

          extension thereof shall not exceed the purchase

          price of the product paid by the Service Plan

          Certificate Holder.

VIII.     POLICY TERM

     The policy is issued and goes into effect at the Date

and Time shown on the Declaration Page.  This policy shall

remain in effect until canceled or until the Expiration Date shown on the Declaration Page.



IX.  POLICY CANCELLATION

     a.   BY THE COMPANY:  The Company shall have the right

          to cancel the policy without cause by giving

          ninety (90) days written notice to the Named

          Insured.  Also, the Company shall have the right

          to cancel the policy by giving thirty (30) days

          written notice:

          i.   If required to do so by any regulatory body;

          ii.  In the event the Named Insured does not make

               premium payment as required;

          iii. In the event of any act of fraud by the Named

               Insured;

          iv.  In the event of any material violation of any

               of the terms of this policy, however, in the

               event the Named Insured is able to show

               within thirty (30) days to the satisfaction

               of the Company that the material violation

               has been corrected then the policy shall be

               reinstated.

     b.   If the Company cancels or non-renews the Named

          Insured or this policy, the Named Insured or

          Company will send at least sixty (60) days advance

          notice of our intention not to renew, by

          registered mail, certified mail, or by mail

          evidenced by a certificate of mailing or delivery

          to the Insurance Commissioner specifying the

          reason for the non-renewal.

     c.   BY THE INSURED:  The Named Insured has the right

          to cancel this policy:

          i.   By sending the Company or its Authorized

               Representative written notice of its intent

               to cancel the policy showing the date

               cancellation is to be effective;

          ii.  By returning the original policy or a signed

               Lost Policy Release to the Company or its

               Authorized Representative showing the date

               cancellation is to be effective.

     d.   EFFECT OF CANCELLATION:  Cancellation of this

          policy shall not affect the duties of the Named

          Insured or the Company, as set forth in this

          policy, as respects Service Plan Certificates

          issued before the effective date of cancellation.



X.   POLICY PERIOD AND TERRITORY

     This Policy applies only to claims on Service Plan

Certificates that were issued during the Policy Period and

that occur within the United States of America.



XI.  GENERAL PROVISIONS

     a.   INSURED'S REPRESENTATIONS:  By acceptance of this

          policy, the Named Insured agrees that all

          statements contained in the application for this

          policy and on the Declarations Page attached

          hereto are correct.  This policy is issued relying

          upon the truth of such statements and includes all

          agreements between the Named Insured and the

          Company.

     b.   INSPECTION AND AUDIT:  The Company and/or its

          designated representative shall have the right to

          inspect the Named Insured's premises, books and

          records as they pertain to coverage provided under

          this policy.  This right shall extend until one

          (1) year after Named Insured's Service Plan

          Certificates are no longer in effect.

     c.   SUBROGATION AND RECOVERIES:

          i.   In the event of any payment by the Company

               under the policy, the Company shall be

               entitled to all of the Named Insured's rights

               of recovery against any person or entity.

               The Named Insured shall execute and deliver

               instruments and papers and do whatever is

               necessary to secure such rights.  The Named

               Insured shall do nothing to interfere with

               such rights.

          ii.  After a payment of loss by the Company, all

               amounts recovered by the Named Insured for

               which the Named Insured has been indemnified

               shall become the property of and be forwarded

               to the Company by the Named Insured up to the

               total amount of loss paid by the Company.

          iii. The Company shall not be entitled to any

               subrogation proceeds unless and until the

               Named Insured has been fully reimbursed for

               his loss.

     d.   NO BENEFIT TO BAILEE:  The insurance afforded by

          this Policy shall not inure directly or

          indirectly to the benefit of any carrier or other

          Bailee for loss covered by a Service Plan

          Certificate.

     e.   CHANGES/AMENDMENT:  No waiver or change of the

          terms of this policy shall be made except when

          done so in writing, signed by an authorized

          representative of the Company.  Written changes

          must be attached to and form a part of this

          policy.

     f.   ASSIGNMENT BY INSURED:  Assignment of interest

          under this Policy shall not bind the Company until

          its consent is endorsed hereon.

     g.   INSOLVENCY OR BANKRUPTCY OF INSURED:  The

          insolvency or bankruptcy of the Named Insured

          shall  not relieve the Company of its obligations

          under this Policy.  Should a judgment be rendered

          against an insolvent or bankrupt insured, the

          Company shall be liable for the amount of such

          judgment not to exceed the applicable limit of

          liability under the Policy.

     h.   ACTION AGAINST COMPANY:  No action shall lie

          against the Company unless, as a condition

          precedent thereto:

          i.   The Named Insured shall have fully complied

               with all terms and Conditions of this Policy;

          ii.  The amount of the Named Insured's obligation

               to pay shall have been finally determined

               either by judgment against the Named Insured

               (after actual trial) or by written agreement

               of the Named Insured, Claimant and Company;

               and

          iii. Unless commenced within twelve (12) months of

               the date of the loss.

     i.   POLICY TERMS:  The terms of this policy which are

          in conflict with the statutes of the state wherein

          this policy is issued are hereby amended to

          conform to such statutes.

Any repair facility authorized by the Named Insured to

perform repairs on behalf of the Named Insured or the legal

representatives thereof who has secured such judgment or

written agreement shall thereafter be entitled to recover

under this Policy to the extent of the insurance afforded

under this Policy.  No person or organization shall have any right under this Policy to join the Company as a party to

any action against the Named Insured to determine the Named

Insured's liability.  The Company shall also not be

impleaded by the Named Insured or his legal representatives.

The Named Insured warrants that this is the only insurance

applicable to Service Plan Certificate Holder claims arising out of the Business Description shown in the Declarations

Page.



IN WITNESS WHEREOF, the Company has caused this Policy to be executed and attested.  However, this Policy shall not be

valid unless countersigned by a duly authorized agent of the

Company.

    THIS ENDORSEMENT CHANGES THE POLICY.  PLEASE READ IT

                          CAREFULLY

                 GENERAL CHANGE ENDORSEMENT

This endorsement changes the policy effective on the inception date of the policy unless another date is indicated below.

Endorsement effective: 1-1-96 Policy No. 05CIM9477268-00

Named Insured:  Warrantech Consumer Product Services, Inc.

Endorsement No.  01 (page 1 of 2)
Additional Premium:  N/A
Return Premium:  N/A
Countersigned by:  Intercontinental Brokerage, Inc.

It is understood and agreed that the following applies to the policy to which this endorsement is attached:

1. In consideration of the premium charged, it is agreed that such insurance as is afforded by the policy to the Named Insured, Warrantech Consumer Product Services,
    Inc. (WCPS), also applies to the Additional Named
    Insured, CompUSA Inc., 14951 North Dallas Parkway,
    Dallas, TX 75240 ("Additional Named Insured").

2. The Business Description on the Declarations Page is amended to read as follows:

    Consumer Products offered exclusively by CompUSA as described in the schedule of approved products on file with the Company and the Named Insured, however not to include the portfolio assumed from Virginia Surety as outlined in the Insurance Assumption Agreement dated
    December 29, 1995 and Policy No. 05CIM9477265-00.

3. Article III. DUTIES OF THE COMPANY, is amended to add the following:

    The policy is in place to provide protection to the Service Plan Certificate Holder(s) and the Insured(s), so in the event that WCPS should cease operations, the Company shall provide for the administration of such claims without seeking additional contributions or payment from CompUSA.

4. Payment of premium by CompUSA to WCPS shall be deemed payment to the Company.

5.  Article VI.b. PREMIUMS AND RATES, is amended to add:

    In the event the Company elects to make a change in rates for the CompUSA Service Plan Certificates, it will notify the Named Insured with at least ninety (90) days written notice of a change in the rates for retail
    Service Plan Certificates and thirty (30) days written notice of a change in the rates for corporate Service
    Plan Certificates.

6. Article VII. LIMITS OF LIABILITY, is replaced with the following:

  The Limit of the Company's liability for CompUSA Service
  Plan Certificates is as follows:

  SINGLE CLAIM LIMIT OF LIABILITY: The Company's limit of liability with respect to any one claim shall not exceed the actual cash value of the product immediately prior to the event giving rise to the Service Plan Certificate
 Holder's Claim. "Actual Cash Value" means the amount which it would cost to replace the damaged product with a product of like kind and quality.

7.  Article IX.a.  POLICY CANCELLATION, is amended to read:

     a. BY THE COMPANY: The Company shall have the right to cancel the policy without cause by giving one hundred twenty (120) days written notice to the Named
     Insured and Additional Named Insured.  Also, the
     Company shall have the right to cancel the policy by giving thirty(30) days written notice.

     i.  If required to do so by any regulatory body;
     ii: In the event the Named Insured or the Additional Named Insured does not make premium payment as required;
     iii. In the event of any act of fraud by the Named Insured or the Additional Named Insured;
     iv. In the event of any material violation of any of the terms of this policy by either the Named Insured or the Additional Named Insured; however, in the event either the Named Insured or the Additional Named Insured is able to show within thirty (30) days to the satisfaction of the Company that the material violation has been corrected, then the policy shall be reinstated.

8. Article X. POLICY PERIOD AND TERRITORY, shall be amended to read as follows:

  This policy applies only to claims on Service Plan
  Certificates that were issued in the United States during the policy period and that meet the terms and conditions of the Service Plan Certificate.
                     GENERAL ENDORSEMENT

This endorsement changes the policy effective on the inception date of the policy unless another date is indicated below

Endorsement effective:  1-1-96
Policy No.  05CIM9477268-00
Named Insured:  Warrantech Consumer Product Services
Endorsement No.  02
Additional Premium: N/A
Return Premium:  N/A
Countersigned By:   Intercontinental Brokerage, Inc.

It is understood and agreed that the following applies to the policy to which this endorsement is attached:

Article VII    LIMITS OF LIABILITY, Section b., AGGREGATE
LIMIT OF LIABILITY PER SERVICE PLAN CERTIFICATE is deleted in its entirety.